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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             GULF WEST BANKS, INC.
             (Exact name of registrant as specified in its charter)


              FLORIDA                                      59-3276590
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

          425 22ND AVENUE NORTH
         ST. PETERSBURG, FLORIDA                             33704
(Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration              If this Form relates to the registration
of a class of securities pursuant to Section          of a class of securities pursuant to Section
12(b) of the Exchange Act and is effective            12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c), please         pursuant to General Instruction A.(d), please
check the following box. [ ]                          check the following box. [x]
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Securities Act registration statement file number to which this form relates:
333-37307

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

            None                                      None




Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Common Stock, par value $1.00 per share, to be registered hereunder is set forth under the caption "DESCRIPTION
OF CAPITAL STOCK OF GULF WEST-- Common Stock" in the Registrant's Registration
Statement on Form S-4 (Registration No. 333-37307), initially filed with the
Securities and Exchange Commission on October 6, 1997, which description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

     1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
              Statement on Form S-4 (Registration No. 333-37307)).

     2        Bylaws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-4
             (Registration No. 333-37307)).

     3        Form of Common Stock Certificate.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 3, 1998


                                          GULF WEST BANKS, INC.
                                              (Registrant)


                                          By: /s/ Gordon W. Campbell
                                             ---------------------------------
                                               Gordon W. Campbell, President


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                                 EXHIBIT INDEX




     1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
              Statement on Form S-4 (Registration No. 333-37307)).

     2        Bylaws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-4
              (Registration No. 333-37307).

     3        Form of Common Stock Certificate.